Exhibit 99.1

  SERVICE CORPORATION INTERNATIONAL ANNOUNCES THE FILING OF ITS SECOND QUARTER FORM 10-Q AND ANNOUNCES SECOND QUARTER 2005 EARNINGS OF $.04 PER DILUTED SHARE
                          AND $.07 BEFORE SPECIAL ITEMS

    HOUSTON, Oct. 27 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI), which owns and operates funeral service locations and cemeteries, announced today that the Company has filed its Form 10-Q for the quarterly period ended June 30, 2005 with the Securities and Exchange Commission. The Company, in an August 29, 2005 press release, announced preliminary second quarter 2005 earnings and the delay in filing its June 30, 2005 Form 10-Q pending completion of the Company's review of reconciliations being performed related to its preneed funeral and cemetery reconciliation and verification projects and other preneed trust accounts.

    In its Form 10-Q filed today, SCI reported net income for the second quarter of 2005 of $13.7 million or earnings per diluted share of $.04, which compared to net income of $43.0 million or $.14 per diluted share in the same period of 2004. The Company previously reported, in the preliminary earnings press release dated August 29, 2005, earnings of $14.0 million or earnings per diluted share of $.05 for the second quarter of 2005. The $0.3 million decrease in net income includes a $1.0 million increase in general and administrative expense related to a litigation accrual, a decrease in gross profit of $0.5 million, an increase in a gain on disposition of $0.8 million and a decrease in income tax expense of $0.4 million. The variances in gains on dispositions and gross profit (and associated income taxes) are both related to the Company's completion of its review of the reconciliations described above. For the first six months of 2005, the Company reported a net loss of $141.2 million or a loss of $.45 per diluted share which compared to net income of $73.1 million or $.23 per diluted share in the same period of 2004. The above results reflect certain income and expense items not affecting continuing operations including litigation expenses, gains and impairment losses on dispositions, early extinguishments of debt, discontinued operations and cumulative effects of accounting changes.

    The Company also today confirmed second quarter 2005 earnings from continuing operations excluding special items of $.07 per diluted share. Net income from continuing operations excluding special items was $21.1 million which compared to $16.4 million or $.05 per diluted share in the second quarter of 2004. The Company previously reported, in its August 29, 2005 preliminary earnings press release, earnings from continuing operations excluding special items of $22.1 million or $.07 per diluted share for the second quarter of 2005. The $1.0 million decrease in net income from continuing operations excluding special items resulted from a $1.0 million increase in general and administrative expense related to a litigation accrual, a decrease in gross profit of $0.5 million related to the Company's completion of its review of the reconciliations described above, and a decrease in income tax expense of $0.5 million. Earnings from continuing operations excluding special items in the first half of 2005 were $58.8 million or $.19 per diluted share which compared to $61.7 million or $.19 per diluted share in the first half of 2004. Earnings from continuing operations excluding special items in the first half of 2005 were negatively impacted by $.02 per diluted share as a result of the Company's first quarter 2005 change in accounting to expense direct preneed selling costs as they are incurred. Earnings from continuing operations excluding special items is a non-GAAP financial measure. See a reconciliation of earnings from continuing operations excluding special items to GAAP measures later in this press release.

    The Company today also confirmed free cash flow of $62.0 million for the second quarter of 2005, an increase of $36.6 million over the same period of 2004. In the first half of 2005, free cash flow was $146.9 million compared to $120.5 million in the same period of 2004. Free cash flow is a non-GAAP financial measure. See our definition of free cash flow and reconciliation of cash flows from operating activities to free cash flow included in a separate section later in this press release.

    North America Comparable Operating Results

    We regard comparable results of operations as analogous to our "same store" results of operations. For purposes of the following presentation, we consider comparable operations as operations that were not acquired or constructed after January 1, 2004 or divested prior to June 30, 2005. Therefore, in the following presentation, we are providing results of operations for the same funeral and cemetery locations in each of the periods presented. We believe this presentation provides greater clarity for comparison purposes of our results of operations for each of the periods presented.

    The Company previously reported preliminary North America comparable operating results for the three and six months ended June 30, 2005 in a preliminary earnings release dated August 29, 2005. The Company's final results as shown below did not change materially from the preliminary results released on August 29, 2005. The Company's final results of operations can be found in the Company's second quarter 2005 Form 10-Q filing which has been filed with the Securities and Exchange Commission today. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com .

                                             Three Months Ended          Six Months Ended
(In millions, except funeral                      June 30,                   June 30,
services performed, average              ------------------------    ------------------------
revenue per funeral service                             Pro forma                   Pro forma
and gross margin percentage)                2005          2004          2005          2004
-----------------------------            ----------    ----------    ----------    ----------
                                                       (Restated)                  (Restated)
Funeral
Funeral atneed revenue                   $    180.7    $    169.9    $    380.8    $    363.8
Funeral recognized preneed
 revenue                                       85.0          88.7         181.5         179.8
General agency revenue (A)                      7.5           8.0          14.2          15.8
Kenyon revenue (B)                              5.3           1.5          13.4           2.5
  Total funeral revenues                 $    278.5    $    268.1    $    589.9    $    561.9

Gross profits                            $     49.6    $     47.0    $    128.9    $    120.5
Gross margin percentage                        17.8%         17.5%         21.8%         21.4%

Total funeral services
 performed                                   61,537        60,095       130,633       128,703
Average revenue per funeral
 service (C)                             $    4,318    $    4,303    $    4,304    $    4,224

Cemetery
Cemetery atneed revenue                  $     53.3    $     48.1    $    103.9    $     90.6
Cemetery recognized preneed
 revenue                                       74.0          79.6         132.3         161.0
Other revenue (D)                              18.6          16.5          38.6          37.7
  Total cemetery revenues                $    145.9    $    144.2    $    274.8    $    289.3

Gross profits                            $     20.2    $     16.9    $     40.4    $     40.5
Gross margin percentage                        13.8%         11.7%         14.7%         14.0%

     (A) General Agency ("GA") revenue is commissions we receive from third party insurance companies when customers purchase insurance contracts from such third-party insurance companies to fund funeral services and merchandise at a future date.

     (B) Kenyon International Emergency Services ("Kenyon") is our disaster response subsidiary that engages in mass fatality and emergency response services. Revenues and gross profits associated with Kenyon are subject to significant variation due to the nature of their operations.

     (C) Average revenue per funeral service is calculated as total funeral revenues (less GA revenue and Kenyon revenue) divided by total funeral services performed. In the calculation of average revenue per funeral service, GA revenue and Kenyon revenue are excluded from total funeral revenues to avoid distorting our averages of normal funeral services performed.

     (D) Other cemetery revenue is primarily related to endowment care trust fund income and interest and finance charges earned from customer receivables on preneed installments contracts.

    Disposition Activities

    During October 2005, the Company entered into an agreement with StoneMor Partners LP to sell 22 cemeteries and six funeral homes for $12.7 million. As a result, the Company will classify these properties as held for sale in its September 2005 consolidated financial statements and will record an estimated loss on disposition of approximately $28.0 million in its consolidated statement of operations for the three months ended September 30, 2005. This transaction is expected to close in November 2005.

    Restatement of Previously Issued Financial Statements

    The Company has completed its review of its preneed funeral and cemetery reconciliation and verification projects and has identified adjustments to previously issued financial statements as announced in its preliminary earnings release dated August 29, 2005. The Company's August 29, 2005 preliminary earnings release was furnished to the Securities and Exchange Commission on a Form 8-K and can be found on the Company's website at http://www.sci-corp.com .

    As a result of these adjustments, we are restating our financial results for the first interim period of 2005, each of the five years ended December 31, 2004, and each of the interim periods of 2004 and 2003. This restatement includes adjustments related to 1) the Company's recognition of income related to its preneed funeral and cemetery trust accounts; 2) preneed funeral trust income that was previously understated as a result of a point-of-sale system error; and 3) the computation of gains or losses on asset divestiture activities. Adjustments to gains and losses on asset divestiture activities include the write off of certain covenant-not-to-compete agreements which should have been recognized in the Company's 2002 consolidated financial statements and a loss on a property disposition recorded in April 2005 which should have been recorded in the Company's first quarter 2005 consolidated financial statements.

    Also included in this restatement are previously reflected adjustments to our consolidated financial statements issued prior to January 1, 2004, which related to the recognition of deferred preneed cemetery contract revenues, operating leases, and other verification matters. As a result of this restatement and as previously disclosed, the Company concluded that these previously issued financial statements described above should no longer be relied upon. The Company has also identified additional material weaknesses in its internal control over financial reporting. For more information related to the restatement and the material weaknesses mentioned above, please see the Company's December 31, 2004 Form 10-K/A (Amendment No. 2), the Company's March 31, 2005 Form 10-Q/A (Amendment No. 1) and the Company's June 30, 2005 Form 10-Q filed with the Securities and Exchange Commission today. These documents are available on our website at http://www.sci-corp.com .

    The impact of the restatement to pretax income (an aggregate charge of $5.2 million for all periods presented) is summarized below for the first quarter of 2005 and each of the five fiscal years ended December 31, 2004. The Company previously announced in its press release dated August 29, 2005 that the estimated impact of the restatement would be approximately $10.0 million, which was prior to the finalization of the projects described herein.

(Table in thousands)

                                                      Year ended      Year ended      Year ended
Increase (decrease) to                               December 31,    December 31,    December 31,
 pretax income                          Q1 2005          2004            2003            2002
----------------------------------   ------------    ------------    ------------    ------------
Effect of preneed
 funeral and cemetery
 trust verification and
 reconciliation projects             $      1,897    $       (430)   $     (8,177)   $     (1,492)
Effect of understated
 funeral trust income                       2,700           1,570             ---             ---
Effect of disposition
 related activities                        (1,740)            325             807          (1,667)
Effect of other trust
 adjustments                               (1,049)            ---          (1,012)            ---

Cemetery deferred
 revenue adjustments                          ---             ---           2,132           1,410
Effect of operating lease
 adjustments                                  ---             ---            (201)           (282)
Effect of other
 verification matters                         ---             ---           6,406          (1,421)
   Total                             $      1,808    $      1,465    $        (45)   $     (3,452)

(Table in thousands)

                                      Year ended      Year ended
Increase (decrease) to               December 31,    December 31,        Pre-
 pretax income                           2001            2000            2000            Total
----------------------------------   ------------    ------------    ------------    ------------
Effect of preneed
 funeral and cemetery
 trust verification and
 reconciliation projects             $       (660)   $       (666)   $    (13,652)   $    (23,180)
Effect of understated
 funeral trust income                         ---             ---             ---           4,270
Effect of disposition
 related activities                         2,260             (34)           (486)           (535)
Effect of other trust
 adjustments                                 (511)            ---           1,160          (1,412)

Cemetery deferred
 revenue adjustments                        1,345           2,888          13,021          20,796
Effect of operating lease
 adjustments                                 (313)           (315)         (2,667)         (3,778)
Effect of other verification
 matters                                     (122)           (188)         (6,028)         (1,353)
  Total                              $      1,999    $      1,685    $     (8,652)   $     (5,192)

    NON-GAAP FINANCIAL MEASURES

    Earnings from continuing operations excluding special items and earnings per share from continuing operations excluding special items are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income and expenses not affecting continuing operations. We also believe these measures help facilitate comparisons to competitors' operating results.

    Set forth below is a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures. We do not intend for the information to be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Certain periods in this section have been previously restated for adjustments related to certain reconciliations and verifications of our funeral and cemetery trust assets and deferred revenue, operating leases, and other adjustments. See the Company's 2004 Form 10-K/A (Amendment No. 2) for details related to these adjustments. The caption "As Restated" reflects the Company's currently announced restatement presented in this press release related to the adjustments described herein.

                                                          Three Months Ended
                                     ------------------------------------------------------------
                                            June 30, 2005                    June 30, 2004
                                     ----------------------------    ----------------------------
                                                                             (As Restated)
                                          Net                            Net
                                        Income          Diluted         Income          Diluted
(In millions, except diluted EPS)       (Loss)            EPS           (Loss)            EPS
----------------------------------   ------------    ------------    ------------    ------------
Net income reported                  $       13.7    $        .04    $       43.0    $        .14

  Settlement of significant
   legal matters                              ---             ---             3.1             .01
  (Gains) and impairment losses
   on dispositions, net                      (1.1)            ---            (8.2)           (.02)
  Loss on early extinguishment
   of debt                                    8.5             .03            10.5             .03
  Other income/expense, net
    Foreign currency
     transaction loss                         ---             ---             2.3             ---
  Discontinued operations                     ---             ---           (34.3)           (.11)
Earnings from continuing
 operations excluding
 special items                       $       21.1    $        .07    $       16.4    $        .05

Diluted weighted average shares
 outstanding (in thousands)                               306,404                         312,725
Interest add back                                    $        ---                    $        ---

                                                            Six Months Ended
                                     ------------------------------------------------------------
                                            June 30, 2005                    June 30, 2004
                                     ----------------------------    ----------------------------
                                                                             (As Restated)
                                          Net                            Net
                                        Income          Diluted         Income          Diluted
(In millions, except diluted EPS)       (Loss)            EPS           (Loss)            EPS
----------------------------------   ------------    ------------    ------------    ------------
Net (loss) income reported           $     (141.2)   $       (.45)   $       73.1    $        .23

  Settlement of significant
   legal matters                              ---             ---            25.2             .07
  (Gains) and impairment losses
   on dispositions, net                       2.5             .01           (59.2)           (.17)
  Loss on early extinguishment
   of debt                                    9.3             .03            10.5             .03
  Other income/expense, net
    Interest income - United
     Kingdom note receivable                  ---             ---            (2.7)           (.01)
    Foreign currency
     transaction loss                         ---             ---             2.3             .01
  Discontinued operations                     0.7             ---           (35.1)           (.10)
  Cumulative effect of
   accounting changes                       187.5             .60            47.6             .13
Earnings from continuing
 operations excluding
 special items                       $       58.8    $        .19    $       61.7    $        .19

Diluted weighted average
 shares outstanding
 (in thousands)                                           311,986                         353,438
Interest add back                                    $        ---                    $        6.4

    Free Cash Flow
    Free cash flow is a non-GAAP financial measure. We define free cash flow as cash flows from operating activities (excluding certain special items such as any possible payments that could be made associated with the settlement of litigation matters, any potential tax refunds, or potential contributions to our frozen cash balance pension plan, etc) less capital improvements at our existing facilities. The Company defines capital improvements at existing facilities as capital improvements deemed reasonably necessary to maintain our existing facilities in a condition consistent with Company standards and extend their useful lives. Free cash flow is not reduced by mandatory debt service requirements or by growth-oriented capital expenditures. The Company defines growth-oriented capital expenditures as capital expenditures intended to grow revenues and profits such as the acquisition of funeral service locations or cemeteries in large or strategic North America markets, construction of high-end cemetery property (such as private family estates) or the construction of funeral home facilities on Company-owned cemeteries, and the investment in contemporary merchandising displays in our funeral homes.

    We believe that free cash flow provides useful information to investors regarding our financial condition and liquidity as well as our ability to generate cash for purposes such as reducing debt, growing our business through strategic investments and repurchasing stock or paying dividends. While we believe free cash flow, as defined, is helpful in managing our business and provides useful information to investors, certain events may arise, financial or otherwise, which could require the use of free cash flow so that it would not be available for the purposes described above, or as more fully described in our public filings with the Securities and Exchange Commission. Furthermore, free cash flow should be reviewed in addition to, but not as a substitute for, the information provided in our consolidated statement of cash flows.

    The following table provides a reconciliation between cash flows from operating activities and free cash flow, as defined. Free cash flow has not changed since the Company's preliminary earnings release was issued on August 29, 2005.

                                          Three Months Ended       Six Months Ended
                                               June 30,               June 30,
                                         --------------------    --------------------
(In millions)                              2005        2004        2005        2004
-------------------------------          --------    --------    --------    --------
Cash Flows from Operating
 Activities                              $   74.9    $   44.2    $  202.5    $  132.8
Less: Unusual Tax Refund                      ---         ---       (29.0)        ---
Add: Cash Balance Pension Plan
 Contribution                                 ---         ---         ---        20.0
Adjusted Cash Flows from
 Operating Activities                    $   74.9    $   44.2    $  173.5    $  152.8

Less: Capital Improvements
 to Maintain Existing
 Facilities                                 (12.9)      (18.8)      (26.6)      (32.3)
Free Cash Flow                           $   62.0    $   25.4    $  146.9    $  120.5

    Cautionary Statement on Forward-Looking Statements

    The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

     * Our ability to successfully complete our ongoing process improvement projects, particularly related to the implementation of new processes and internal controls.
     * The possibility of material legal and regulatory matters arising from our restatement.

     * Any further changes to our financial results upon our review and our independent auditor's review.

     * The possibility that the Company will identify and report additional material weaknesses in its internal control over financial reporting.

     * The effectiveness of our internal controls over financial reporting, and our ability to certify the effectiveness of the internal controls and to obtain a favorable attestation report of our auditors regarding our assessment of our internal controls.

     * Any further adjustments arising from the material weaknesses previously identified.

    For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2004 Annual Report on Form 10-K/A (Amendment No. 2). Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

    Service Corporation International, headquartered in Houston, Texas, owns and operates funeral service locations and cemeteries. We have an extensive network of businesses including 1,126 funeral service locations and 388 cemeteries in North America as of June 30, 2005. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com .

                        SERVICE CORPORATION INTERNATIONAL
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                    (In thousands, except per share amounts)

                                           Three Months Ended              Six Months Ended
                                                June 30,                      June 30,
                                     ----------------------------    ----------------------------
                                         2005            2004            2005            2004
                                     ------------    ------------    ------------    ------------
                                                      (Restated)                      (Restated)
Revenues:
Funeral                              $    284,457    $    279,491    $    603,908    $    714,012
Cemetery                                  155,779         152,877         291,199         307,055
                                          440,236         432,368         895,107       1,021,067
Gross profit:
Funeral                                    50,077          50,309         129,699         136,868
Cemetery                                   25,310          23,040          45,462          52,110
                                           75,387          73,349         175,161         188,978

General and administrative
 expenses                                 (22,494)        (24,028)        (42,210)        (75,049)
Gains and impairment (losses)
 on dispositions, net                       4,528           1,517          (1,213)         36,302
Operating income                           57,421          50,838         131,738         150,231

Interest expense                          (25,875)        (31,843)        (50,531)        (64,501)
Loss on early extinguishment
 of debt                                  (13,051)        (16,770)        (14,258)        (16,770)
Other income (expense), net                 5,360            (514)          8,047           5,910
                                          (33,566)        (49,127)        (56,742)        (75,361)
Income from continuing
 operations before income
 taxes and cumulative effects
 of accounting changes                     23,855           1,711          74,996          74,870
Provision (benefit) for
 income taxes                              10,150          (6,904)         28,049         (10,683)
Income from continuing
 operations before cumulative
 effects of accounting changes             13,705           8,615          46,947          85,553
Income (loss) from discontinued
 operations (net of income
 tax (benefit) provision
 of ($49,097), $594, and
 ($48,956), respectively)                     ---          34,337            (650)         35,091
Cumulative effects of
 accounting changes (net of
 income tax benefits of $117,428
 and $20,983, respectively)                   ---             ---        (187,538)        (47,556)
      Net income (loss)              $     13,705    $     42,952    $   (141,241)   $     73,088

Basic earnings (loss) per share:
  Income from continuing
   operations before cumulative
   effects of accounting changes     $        .05    $        .03    $        .15    $        .28
  Income from discontinued
   operations, net of tax                     ---             .11             ---             .12
  Cumulative effects of
   accounting changes, net
   of tax                                     ---             ---            (.61)           (.16)
      Net income (loss)              $        .05    $        .14    $       (.46)   $        .24
Diluted earnings (loss) per share:
  Income from continuing
   operations before cumulative
   effects of accounting changes     $        .04    $        .03    $        .15    $        .26
  Income from discontinued
   operations, net of tax                     ---             .11             ---             .10
  Cumulative effects of
   accounting changes, net
   of tax                                     ---             ---            (.60)           (.13)
      Net income (loss)              $        .04    $        .14    $       (.45)   $        .23
Basic weighted average
 number of shares                         302,363         307,988         307,896         305,290
Diluted weighted average
 number of shares                         306,404         312,725         311,986         353,438
Dividends declared per share         $       .025    $        ---    $       .050    $        ---

                        SERVICE CORPORATION INTERNATIONAL
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                      (In thousands, except share amounts)

                                                  June 30,      December 31,
                                                    2005            2004
                                                ------------    ------------
                                                                 (Restated)
Assets
Current assets:
  Cash and cash equivalents                     $    319,955    $    287,785
  Receivables, net                                   115,034         102,622
  Inventories                                         82,987          81,526
  Current assets of discontinued operations              ---          11,085
  Other                                               39,616          50,945
      Total current assets                           557,592         533,963

Preneed funeral receivables and
 trust investments                                 1,253,322       1,267,784
Preneed cemetery receivables and
 trust investments                                 1,344,843       1,399,778
Cemetery property, at cost                         1,484,019       1,509,599
Property and equipment, at cost, net                 947,450         970,547
Non-current assets of discontinued
 operations                                              ---           4,367
Deferred charges and other assets                    281,764         621,561
Goodwill                                           1,150,143       1,169,040
Cemetery perpetual care trust investments            722,947         729,048
  Total assets                                  $  7,742,080    $  8,205,687

Liabilities & Stockholders' Equity
Current liabilities:
  Accounts payable and accrued liabilities      $    219,925    $    221,877
  Current maturities of long-term debt                90,770          75,075
  Current liabilities of discontinued
   operations                                            ---           7,111
  Income taxes                                         2,948           7,850
      Total current liabilities                      313,643         311,913
Long-term debt                                     1,172,525       1,178,885
Deferred preneed funeral revenues                    519,795         498,571
Deferred preneed cemetery revenues                   839,679         803,144
Deferred income taxes                                201,278         276,572
Non-current liabilities of discontinued
 operations                                              ---          58,225
Other liabilities                                    418,232         431,917
Non-controlling interest in funeral
 and cemetery trusts                               2,003,544       2,092,881

Non-controlling interest in perpetual
 care trusts                                         699,958         704,912
Stockholders' equity:
  Common stock, $1 per share par value,
   500,000,000 shares authorized,
   298,148,521 and 323,225,352, issued
   and outstanding (net of 44,747,591
   and 18,502,478 treasury shares, at par)           298,149         323,225
  Capital in excess of par value                   2,224,940       2,395,057
  Unearned compensation                               (4,702)         (2,022)
    Accumulated deficit                             (970,485)       (829,244)
  Accumulated other comprehensive
   income (loss)                                      25,524         (38,349)
    Total stockholders' equity                     1,573,426       1,848,667
  Total liabilities and stockholders
   equity                                       $  7,742,080    $  8,205,687

                        SERVICE CORPORATION INTERNATIONAL
           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                 (In thousands)

                                                        Six months ended
                                                            June 30,
                                                  ----------------------------
                                                      2005            2004
                                                  ------------    ------------
                                                                   (Restated)
Cash flows from operating activities:
 Net (loss) income                                $   (141,241)   $     73,088
 Adjustments to reconcile net (loss) income
  to net cash provided by operating activities:
     Net loss (income) from discontinued
      operations                                           650         (35,091)
     Loss on early extinguishment of debt               14,258          16,770
     Cumulative effects of accounting changes,
      net of tax                                       187,538          47,556
     Depreciation and amortization                      42,395          71,344
     Provision (benefit) for deferred
      income taxes                                      26,283         (12,110)
     (Gains) and impairment losses on
      dispositions, net                                  1,213         (36,302)
     Other non-cash adjustments                            ---             273
 Change in assets and liabilities, net of
  effects from acquisitions and dispositions:
     Decrease in receivables                            14,442          25,370
     Decrease in other assets                           29,441           4,774
     Decrease in payables and other liabilities        (13,626)         (2,944)
     Net effect of preneed funeral production
      and maturities                                    (3,054)         (9,770)
     Net effect of cemetery production
      and deliveries                                    44,676         (14,094)
     Other                                                (217)          1,654
Net cash provided by operating activities
 from continuing operations                            202,758         130,518
Net cash (used in) provided by operating
 activities from discontinued operations                  (241)          2,278
Net cash provided by operating activities              202,517         132,796
Cash flows from investing activities:
 Capital expenditures                                  (43,907)        (41,289)
 Proceeds from divestitures and sales of
  property and equipment                                34,463          19,477
 Proceeds and distributions from dispositions
  of businesses, net of cash retained                   21,597         337,049
 Proceeds from equity investments                       32,070             ---
 Indemnity payments related to the joint
  venture of French operations                          (1,602)            ---
 Net (deposits) withdrawals of restricted
  funds and other                                       (9,026)       (158,632)
Net cash provided by investing activities
 from continuing operations                             33,595         156,605
Net cash used in investing activities
 from discontinued operations                              ---            (117)
Net cash provided by investing activities               33,595         156,488
Cash flows from financing activities:
 Proceeds from issuance of long-term debt              291,472         242,850
 Payments of debt                                       (3,047)       (121,139)
 Early extinguishments of debt                        (298,401)       (313,527)
 Proceeds from exercise of stock options                 4,556           5,254
 Purchase of Company common stock                     (189,809)            ---
 Payments of dividends                                  (7,729)            ---
 Purchase of subsidiary stock                             (844)            ---
Net cash used in financing activities                 (203,802)       (186,562)
Effect of foreign currency                                (140)         (1,269)
Net increase in cash and cash equivalents               32,170         101,453
Cash and cash equivalents at beginning
 of period                                             287,785         239,431
Cash and cash equivalents at end of period        $    319,955    $    340,884

     For additional information contact:
     Investors:  Debbie Young - Director/Investor Relations
                 (713) 525-9088
     Media:      Terry Hemeyer - Managing Director / Corporate Communications
                 (713) 525-5497

SOURCE  Service Corporation International
    -0-                             10/27/2005
    /CONTACT: investors, Debbie Young, Director - Investor Relations, +1-713-525-9088, or media, Terry Hemeyer, Managing Director - Corporate Communications, +1-713-525-5497, both of Service Corporation International/
    /Web site:  http://www.sci-corp.com /
    (SCI)